Exhibit 8.1 The following table lists the Company’s subsidiaries as of March 17, 2026: Legal Entity Name Jurisdiction of Incorporation BC Ventures Limited* Bermuda Borr (Mauritius) Holdings Limited Mauritius Borr (UK) Holdings Limited Scotland Borr Arabia III (UK) Limited England and Wales Borr Arabia Well Drilling LLC Kingdom of Saudi Arabia Borr BC Holdings Limited Bermuda Borr Bestla Inc. Marshall Islands Borr Brage Limited Cayman Islands Borr Drilling (US) Inc. Delaware, United States of America Borr Drilling Contracting S. de R.L. de C.V. Mexico Borr Drilling Land Support Angola (SU), LDA Angola Borr Drilling Land Support Limited Scotland Borr Drilling Land Support Limited (Abu Dhabi Branch) Abu Dhabi, United Arab Emirates Borr Drilling Land Support Limited (Libya Branch) Libya Borr Drilling Malaysia Sdn. Bhd. Malaysia Borr Drilling Management (UK) Limited England and Wales Borr Drilling Management AS Norway Borr Drilling Management DMCC Dubai, United Arab Emirates Borr Drilling Mexico S. de R.L. de C.V. Mexico Borr Drilling Offshore Services (US) Inc Delaware, United States of America Borr Drilling Services LLC Qatar Borr Eastern Peninsula Pte. Ltd. Singapore Borr Eastern Peninsula Pte. Ltd. (Brunei Branch) Brunei Borr Eastern Peninsula Pte. Ltd. (Indonesia Branch) Indonesia Borr Finance LLC Delaware, United States of America Borr Forseti Inc. Marshall Islands Borr Freyja Inc. Marshall Islands Borr Galar (UK) Limited England and Wales Borr Gerd Inc. Marshall Islands Borr Gerd Inc. (Cameroon Branch) Cameroon Borr Gerd Limited Mauritius Borr Gerd Limited (Ivory Coast Branch) Ivory Coast Borr Gersemi (UK) Limited Scotland Borr Grid (UK) Limited Scotland Borr Grid Limited Mauritius Borr Groa Inc. Marshall Islands Borr Gunnlod Inc. Marshall Islands Borr Gyme Inc. Marshall Islands Borr Gyme Inc. (Benin Branch) Benin Borr Gyme Inc. (Equatorial Guinea Branch) Equatorial Guinea Borr Gyme Inc. (Gabon Branch) Gabon Borr Heimdal Inc. Marshall Islands Borr Hermod Inc. Marshall Islands Borr Hild (UK) Limited England and Wales Borr Holdings Limited Cayman Islands Borr Idun Limited Marshall Islands

Borr IHC Limited Bermuda Borr International Operations I Inc. Marshall Islands Borr International Operations I Inc. (Nigeria Branch) Nigeria Borr International Resources Limited British Virgin Islands Borr Jack-Up XIV Inc. British Virgin Islands Borr Jack-Up XIV Inc. (Gabon Branch) Gabon Borr Jack-Up XXXII Inc (Indonesia Branch) Indonesia Borr Jack-Up XXXII Inc. Marshall Islands Borr Joro Inc. Marshall Islands Borr Management Mexico S. de R.L. de C.V. Mexico Borr Mexico Ventures Limited Scotland Borr Mist Limited Marshall Islands Borr Natt Inc. Marshall Islands Borr Natt Inc. (Congo Branch) Republic of the Congo Borr Natt Limited Mauritius Borr Njord (UK) Limited England and Wales Borr Norve Limited Mauritius Borr Odin (UK) Limited Scotland Borr Offshore Services Mexico S. de R.L. de C.V. Mexico Borr Ran (UK) Limited England and Wales Borr Saga Inc. Marshall Islands Borr SEA Operations Inc. Marshall Islands Borr SEA Operations Inc. (Thailand Branch) Thailand Borr Sif Inc. Marshall Islands Borr Skald Inc. Marshall Islands Borr Vale Inc. Marshall Islands Borr Valhalla Holding Limited Bermuda Borr Var Inc. Marshall Islands Borr West Africa Assets Inc. Marshall Islands Borr West Africa Assets Inc. (Gabon Branch) Gabon Constellation II Limited Cayman Islands Paragon Asset Company Limited Cayman Islands Paragon International Finance Company Cayman Islands Paragon Offshore (Nederland) B.V. The Netherlands Paragon Offshore (Nederland) B.V. (Malta Branch) Malta Paragon Offshore Drilling LLC Delaware, United States of America Paragon Offshore Enterprises Limited Cayman Islands Paragon Offshore Holdings US Inc. Delaware, United States of America Paragon Offshore International Limited Cayman Islands Paragon Offshore International Limited (Egypt Branch) Egypt Paragon Offshore International Limited (Tanzania Branch) Tanzania Paragon Offshore International Limited (UAE Branch) United Arab Emirates Paragon Offshore Leasing (Switzerland) GmbH Switzerland Paragon Offshore Limited Cayman Islands Paragon Offshore Management S. de R.L. de C.V. Mexico Prospector Rig 1 Contracting Company Limited Marshall Islands Prospector Rig 5 Contracting Company Limited Cayman Islands *As of the date of filing, this company is a 50/50 joint venture company